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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) : March 7, 2003

             (Exact name of registrant as specified in its charter)
                       VALLEY NATIONAL GASES INCORPORATED


         PENNSYLVANIA                   000-29226               23-2888240
(State or other jurisdiction           (Commission             (IRS Employer
      or incorporation)                File Number)          Identification No.)

200 WEST BEAU STREET, SUITE 200
WASHINGTON, PENNSYLVANIA                                            15301
(Address of principal executive offices)                          (Zip code)

Registrant's telephone number, including area code:  (724) 228-3000

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On March 7, 2003, Valley National Gases Incorporated ("VNG") determined to dismiss its independent auditors, Ernst & Young LLP. This determination was approved by VNG's Board of Directors upon the recommendation of its Audit Committee.

During VNG's most recent fiscal year ended June 30, 2002, and the subsequent interim period through December 31, 2002, there were no disagreements between VNG and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP's satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its report. During the fiscal year ended June 30, 2001, and the subsequent interim period through March 31, 2002, Arthur Andersen LLP served as VNG's independent auditors.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within VNG's two most recent fiscal years ended June 30, 2002 or within the interim period through December 31, 2002.

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The audit report of Ernst & Young LLP on the consolidated financial statements of VNG as of and for the fiscal year ended June 30, 2002 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. A letter from Ernst & Young LLP is attached hereto as Exhibit 16.1.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT
         NUMBER                       DESCRIPTION
         ------       -----------------------------------------------

         16.1 Letter of Ernst & Young LLP regarding change in certifying accountant.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 2003


                                  VALLEY NATIONAL GASES INCORPORATED



                                  /s/ Robert D. Scherich
                                  ----------------------------------------
                                  Robert D. Scherich, Chief Financial Officer



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EXHIBIT   DESCRIPTION OF EXHIBIT

16.1      Letter of Ernst & Young LLP regarding change in certifying accountant.





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